EXHIBIT 16

June 21, 2013

Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

            Experience Art and Design, Inc. (the “Company”) provided to us a copy of the Company’s Current Report on Form 8-K, dated on or about June 21, 2013. We have read the Company’s statements included in Item 4.01 of its Form 8-K and we agree with such statements insofar as they relate to our firm.

Very truly yours,

            /s/ LBB & Associates, Ltd., LLP

LBB & Associates Ltd., LLP

WWW.LBBCPA.COM